UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2018

TIFFANY & CO.
(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01	Other Events.

As previously disclosed, on December 6, 2018, Tiffany & Co. (the “Company”) delivered notice, as required pursuant to that certain Cooperation Agreement, dated as of February 20, 2017 (the “Agreement”), by and between JANA Partners LLC (“JANA”) and the Company, to JANA that the Company will include each of Roger Farah, James Lillie and Francesco Trapani on the Company’s slate of director nominees for the 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). On December 7, 2018 JANA agreed to the inclusion of these three directors on the slate for the 2019 Annual Meeting and therefore the Standstill Period (as defined in the Agreement) will be extended, on and subject to the terms set forth in the Agreement, to the date that is thirty (30) days prior to the expiration of the Company’s advance notice period for the nomination of directors at the 2020 Annual Meeting of Stockholders. The remainder of the slate will be announced in the ordinary course in the Company’s proxy statement for the 2019 Annual Meeting. In the interim, the Company’s board of directors is working with a leading search firm to identify additional qualified director candidates.
The Agreement is described in Item 1.01 of, and a complete copy of the Agreement is filed as Exhibit 10.37 to, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.
(Registrant)

By: /s/ Leigh M. Harlan
Leigh M. Harlan
Senior Vice President, Secretary
and General Counsel
Date: December 10, 2018